        As filed with the Securities and Exchange Commission on April 29, 1998

                                                Registration No. 333-

	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549

	FORM S-8

	REGISTRATION STATEMENT
	UNDER
	THE SECURITIES ACT OF 1933

	          VWR SCIENTIFIC PRODUCTS CORPORATION
	(Exact name of issuer as specified in its charter)

          Pennsylvania      			        91-1319190
(state or other jurisdiction of			(IRS Employer Indentifi-
incorporation or organization)			cation Number)


	1310 Goshen Parkway
		  		West Chester, Pennsylvania 19380
	(Address of Principal Executive Offices) (Zip Code)


	VWR SCIENTIFIC PRODUCTS CORPORATION
 	NON-EMPLOYEE DIRECTORS' RESTRICTED STOCK PLAN

	(Full title of the plan)


	David M. Bronson, Senior Vice President and Secretary
	VWR Scientific Products Corporation
	1310 Goshen Parkway
				  West Chester, Pennsylvania 19380
	(Name and address of agent for service)

	            (610) 431-1700
	(Telephone number, including area code,
	of agent for service)

	Copy to:
	Thomas E. Wood, Esquire
	Drinker Biddle & Reath LLP
	Suite 300, 1000 Westlakes Drive
	Berwyn, Pennsylvania 19312

               CALCULATION OF REGISTRATION FEE

	                       Proposed          Proposed
Titles o     Amount     Maximum          Maximum
Securities   To Be      Offering         Aggregate       Amount of
To Be        Regis-     Price            Offering        Registration
Registered   tered      Per Share **     Price **        Fee**
__________   _______    ____________     _____________   ____________

Common       25,000     $34.6875         $867,187.50     $255.82
Shares,      shares*
par value
$1.00 per
share


* Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

**   Calculated pursuant to Rule 457(h).  The price is computed based upon
 $34.6875 the average of the highest and lowest selling prices of the Company's Common Shares on April 23, 1998, as reported by the Nasdaq National Market.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


	(Not required to be filed as part of this Registration Statement)


   PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          VWR Scientific Products Corporation (the "Company") hereby incorporates into this Registration Statement by reference the following documents:

The Annual Report on Form 10-K of VWR Scientific Products
Corporation (the "Registrant") for the fiscal year ended
December 31, 1997.

The description of the Registrant's Common Stock contained in the Form 10 of the Registrant filed under the Securities Exchange
Act of 1934 (the "Exchange Act") on January 10, 1986 (file no. 0-14139) (registering the Registrant's Common Stock and containing a description thereof), including any amendment or report filed for the purpose of updating such description; and

The description of the Rights attached to the Registrant's Common
Stock contained in the Form 8-A of the Registrant filed under the Exchange Act on May 23, 1988 (registering the Rights attached to the Registrant's Common Stock and containing a description of such Rights and the Rights Agreement of the Registrant and the Rights Agent named therein), including any amendment or report filed for the purpose of updating such description.

          All reports subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          Not applicable.


Item 6.   Indemnification of Directors and Officers.

          Article XIV of the Registrant's Amended and Restated
Articles of Incorporation eliminated the personal liability of a director for monetary damages for any action taken, or failure to take any action, to the fullest extent permitted by the Pennsylvania Business Corporation Law ("PBCL").

          Section 6.1 of the Registrant's Bylaws provides for indemnification by the Registrant of each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or, being or having been such a director or officer, is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent or another corporation or of a partnership, joint venture, trust or other enterprise to the fullest extent not prohibited by the PBCL, public policy, or other applicable law.

          In addition, the Registrant has purchased an insurance policy which, subject to certain restrictions and exclusions, provides insurance to the Registrant's directors and officers against loss (including expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from acts or failures to act while serving as directors and officers of the Registrant.

          The PBCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that the person is or was a representative of the corporation (or is or was serving at the request of the corporation as a representative of another corporation) against expenses

(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          The PBCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a threatened, pending or completed derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          The PBCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-Laws, disinterested directors' vote, shareholders' vote, agreement or otherwise; provided that the indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          The PBCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability as described above.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          Exhibit 4.1*   The VWR Scientific Products
Corporation Non-Employee Directors'
Restricted Stock Plan.

          Exhibit 4.2    The Rights Agreement dated May 20,
1988 between the Registrant and The
First Jersey National Bank
(incorporated by reference to Exhibit
1 of the Registrant's Form 8-A filed
on May 23, 1988).

          Exhibit 4.2(a) Amendment to the Rights Agreement dated May 20, 1988 between the Registrant and The First Jersey
National Bank (incorporated by
reference to the Registrant's Form 8
dated June 14, 1988).

          Exhibit 4.2(b) Amendment No. 1, dated as of February
23, 1995, to the Rights Agreement,
dated May 20, 1988, between VWR
Scientific Products Corporation
(formerly known as VWR Corporation)
and First Interstate Bank of
Washington, N.A., successor to The
First Jersey National Bank
(incorporated by reference to Exhibit
4 of the Registrant's Form 8-K dated
as of February 23, 1995).

          Exhibit 5*     Opinion of Drinker Biddle & Reath
LLP, counsel to Registrant.

          Exhibit 23.1*  Consent of Ernst & Young LLP,
independent auditors.

          Exhibit 23.2*  Consent of Drinker Biddle & Reath LLP
(included in Exhibit 5).

          Exhibit 24     Power of Attorney (included on
      10)
___________________________________
          *  Filed herewith.

Item 9.   Undertakings.

          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement;

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by PAGE<8>

reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Chester, Pennsylvania, on this 29 day of April, 1998.

                         VWR SCIENTIFIC PRODUCTS CORPORATION


                         By: /s/ Jerrold B. Harris
                                   Jerrold B. Harris,
                         President and Chief Executive Officer


          Each person whose signature appears below hereby constitutes and appoints Jerrold B. Harris and David M. Bronson or either of them as his attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature
    Title
	    Date


/s/Jerrold B. Harris      President and Chief      April 29, 1998
Jerrold B. Harris         Executive Officer
                         (Principal Executive
                          Officer)

/s/David M. Bronson       Senior Vice President    April 29, 1998
David M. Bronson          Finance and Chief
                          Financial Officer (Principal
                           Financial Officer)

/s/James W. Bernard       Director                 April 29, 1998
James W. Bernard

/s/Richard E. Engebrecht   Director            April 29, 1998
Richard E. Engebrecht

/s/Wolfgang Honn           Director            April 29, 1998
Wolfgang Honn

/s/Dieter Janssen          Director            April 29, 1998
Dieter Janssen

/s/Stephen J. Kunst        Director            April 29, 1998
Stephen J. Kunst

/s/Edward A. McGrath, Jr.  Director            April 29, 1998
Edward A. McGrath, Jr.

/s/Donald P. Nielsen       Director            April 29, 1998
Donald P. Nielsen

/s/N. Stewart Rogers       Director            April 29, 1998
N. Stewart Rogers

/s/Dr. Harald J. Schroder  Director            April 29, 1998
Dr. Harald J. Schroder

/s/Walter W. Zywottek      Director            April 29, 1998
Walter W. Zywottek

                            EXHIBIT INDEX
Number                          Description

Exhibit 4.1*        The VWR Scientific Products Corporation Non-
Employee Directors' Restricted Stock Plan.

Exhibit 4.2 The Rights Agreement dated May 20, 1988 between the Registrant and The First Jersey National
Bank (incorporated by reference to Exhibit 1 of the Registrant's Form 8-A filed on May 23,
1988).

Exhibit 4.2(a) Amendment to the Rights Agreement dated May 20, 1988 between the Registrant and The First
Jersey National Bank (incorporated by reference to the Registrant's Form 8 dated June 14,
1988).

Exhibit 4.2(b) Amendment No. 1, dated as of February 23, 1995, to the Rights Agreement, dated May 20, 1988, between VWR Scientific Products Corporation
(formerly known as VWR Corporation) and First
Interstate Bank of Washington, N.A., successor to The First Jersey National Bank (incorporated by reference to Exhibit 4 of the Registrant's
Form 8-K dated as of February 23, 1995).

Exhibit 5* Opinion of Drinker Biddle & Reath LLP, counsel to Registrant.

Exhibit 23.1* Consent of Ernst & Young LLP, independent auditors.

Exhibit 23.2* Consent of Drinker Biddle & Reath LLP (included in Exhibit 5).

Exhibit 24          Power of Attorney (included on 10)
_______________________________
*  Filed herewith.





















































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